UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2026

Grayscale Bitcoin Mini Trust ETF

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-42194	99-6383052
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Grayscale Investments Sponsors, LLC 290 Harbor Drive, 4th Floor
Stamford, Connecticut		06902
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 212 668-1427

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Grayscale Bitcoin Mini Trust ETF Shares	BTC	NYSE Arca, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 2, 2026, Grayscale Investments Sponsors, LLC (together with its affiliates as the context may require, “Grayscale”, or “the Company”), the sponsor of the registrant, announced that Grayscale Operating, LLC, the sole member of Grayscale Investments Sponsors, LLC, has approved the appointment of Kathryn Masci, Senior Vice President, Finance, and Daniel Plourde, Senior Vice President, Finance, to serve as Co-Chief Financial Officers of Grayscale Investments Sponsors, LLC on an interim basis, effective July 2, 2026 and the appointment of Ms. Masci as a member of the Board of Managers of Grayscale Investments Sponsors, LLC. Ms. Masci will also serve as Principal Financial and Accounting Officer of the registrant effective July 2, 2026. Ms. Masci and Mr. Plourde will succeed Edward McGee, the current Chief Financial Officer, Principal Financial and Accounting Officer and member of the Board of Managers of Grayscale Investments Sponsors, LLC, as applicable, who has decided to step down from his position effective July 2, 2026. Mr. McGee is stepping down for personal reasons and not due to any disagreement with the Company or any matter relating to Grayscale’s operations, policies or practices. He leaves the Company on good terms and Grayscale thanks him for his 7 years of service.

Kathryn Masci has served as Senior Vice President of Finance of Grayscale since January 2026 and has been with Grayscale since May 2020. Prior to serving as Senior Vice President of Finance, Ms. Masci held various finance and accounting roles at Grayscale. Prior to joining Grayscale, Ms. Masci served as Assistant Controller at Garrison Capital Inc., a publicly traded business development company, from July 2019 to May 2020. Before joining Garrison Capital, Ms. Masci served as a Senior Financial Reporting Associate at Pzena Investment Management, Inc., a publicly traded investment management firm, where she oversaw financial reporting and accounting policy from October 2016 to July 2019. From July 2014 to October 2016, Ms. Masci worked at Ernst & Young LLP in the Banking & Capital Markets and Professional Practice groups, providing audit and advisory services to financial services clients and supporting the consultation and accounting policy process for financial services audit teams. Ms. Masci earned her Bachelor of Science and Master of Science degrees in Accounting from the School of Management at Binghamton University, State University of New York. Ms. Masci is a Certified Public Accountant licensed in the state of New York.

Daniel Plourde has served as Senior Vice President of Finance of Grayscale since January 2026, after joining the firm as Vice President in September 2022, and has served as Assistant Treasurer of the Grayscale Funds Trust since 2025. Mr. Plourde has over 20 years of financial services experience, including senior roles in treasury, fund administration, and financial planning. Prior to joining Grayscale, Mr. Plourde served as Vice President at Gabelli Asset Management and Vice President of the Gabelli Funds Trusts. Previously, Mr. Plourde served as Vice President at State Street Global Advisors and Assistant Treasurer of the SPDR ETF Trusts. Mr. Plourde earned his Master of Business Administration with a concentration in Accounting from the University of Massachusetts Boston.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Grayscale Investments Sponsors, LLC, as Sponsor of Grayscale Bitcoin Mini Trust ETF

Date:	July 2, 2026	By:	/s/ Kathryn Masci
Name: Kathryn Masci Title: Co-Chief Financial Officer (Principal Financial and Accounting Officer)*

* The Registrant is a trust and the identified person signing this report is signing in their capacity as an authorized officer of Grayscale Investments Sponsors, LLC, the Sponsor of the Registrant.